Exhibit 10.25

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is both (i) not material and (ii) information that the registrant customarily and actually treats as private or confidential.

SHOPPING AGREEMENT

"Women Who Deceive"

This Agreement (the "Agreement") is entered into as of March 12, 2025 (the "Effective Date") by and between Ambitious Entertainment Inc., a Nevada corporation with its principal place of business at 12 Water St. Suite 604, Vancouver BC, Canada, V6B1A5 ("Company"), and Diana S. Zimmerman located care of Noesis Communications International, Inc, 5560 W. 62nd St., Los Angeles, CA 90056 ("Producer").

RECITALS

WHEREAS, Producer owns all rights, title, and interest in and to the development and production of a docuseries, currently entitled "*Women Who Deceive"*- whether by broadcast or with a major streaming company ("Series"), with the possibility of subsequent productions, whether a feature-length motion picture or otherwise, based on the "Women Who Deceive" characters and concepts including, but not limited to, all underlying literary, creative, and other intellectual property and merchandising rights) necessary for the development, production, and exploitation of the rights as a Series and/or subsequent production ("Rights"). The Series is described as follows: "Across history, cunning women have wielded subterfuge and deception to redefine the world. From the shadows of the Cold War to the reign of Charlemagne, these trailblazers overcame the odds, leaving bold, indelible marks on society. These are the Women Who Deceive. (referred to hereinafter as the "Project")

WHEREAS, Producer desires to engage Company to exclusively shop the Project for the purpose of setting it up for production as a Series with a third-party financier, studio, network, or production company, inclusive of a major streamer (each a "Buyer"); and

WHEREAS, Company is willing to use its industry relationships, expertise, and resources to shop the Project on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. Rights Granted 1.1 Producer hereby grants Company the Rights, inclusive of the exclusive right to further develop and shop the Project to potential Buyers during the Term, (as defined below)

1.2 The rights granted herein are limited to shopping and pitching the Project for development, financing, and/or production purposes. Company shall not have the right to produce, distribute, or otherwise exploit the Project unless separately agreed in writing pursuant to the terms herein.

2. Term 2.1 The term of this Agreement shall commence on the Effective Date and continue for a period of 18 months (the "Term").

2.2 If prior to the expiration of the Term, the parties are in bona fide negotiations with a Buyer to enter into an agreement to develop, finance or produce the Project, the Term shall be

automatically extended for an additional period not to exceed ninety (90) days (as to each such Buyer). Upon expiration of the Term (subject to extension as set forth herein), if a Buyer has not been secured, then this Agreement shall expire and neither party shall have any further obligation to the other party in connection with the Project. Notwithstanding the foregoing, for a period of 6 months following expiration of the Term (as it may be extended), if any Buyer to whom the Project was submitted by Company during the Term and with whom substantial negotiations started, and whom Producer has no documented previous relationship with, desires to enter into negotiations regarding the Project, Company shall remain attached as a producer of the Project on the terms and conditions set forth herein.

3. Obligations of the Parties/Business and Creative Control 3.1 Company agrees to: (a) Use good faith efforts to present the Project to Buyers after creating further development and presentation materials; (b) Provide Producer with periodic updates regarding Company's efforts to shop the Project; and (c) Consult with Producer regarding any offers or interest received from Buyers. Company shall provide advance notice to Producer as to any Buyer it is submitting the Project to.

3.2 Producer agrees to: (a) Cooperate with Company and provide any necessary materials, including scripts, treatments, teasers and pitch decks, to assist in shopping the Project; and (b) Make herself reasonably available to participate in pitches and meetings as requested by Company.

3.3 Diana S. Zimmerman shall provide writer and producer services for the Series and her writing partner, Yvette Sams, shall provide writer and producer services which will be the subject of a separate agreement.

3.4 Kirk Shaw, Chris Philip and Russ Campbell shall provide producer services for the Series.

3.5 Producer shall be entitled to meaningful consultation as to all major creative decisions and shall have joint-final decision-making rights as to all creative decisions with Company. Producer shall have meaningful consultation as to all major business/financial decisions with Company holding final decision-making rights.

3.6 After execution hereof, the parties will collaborate on drafting and issuing a joint press release, announcing the collaboration and the Project.

4. Compensation 4.1 If the Project is set up with a Buyer during the Term, Company shall be entitled to a company and individual executive producer's credit in the name of Kirk Shaw and Chris Philip with a producer credit in the name of Russ Campbell, all in the main titles and in all non-excluded paid advertising, an approved producer fee and a percentage of the backend participation in the Project, as negotiated in good faith with the Buyer and subject to a separate written agreement with the Buyer, including but not limited to the exploitation of further intellectual property, merchandising and any subsequent productions including but not limited to sequels, prequels, remakes and spinoffs, as well as the production of a feature film.

4.2 If the Project is set up with a Buyer during the Term, Producer shall be entitled to individual executive producer's credit in the name of Diana S. Zimmerman and Yvette Sams, all in the main titles and in all non-excluded paid advertising, an approved producer fee and a percentage of the backend participation equating to [redacted] of the final backend profit participation in the Project by Company in the Project, as negotiated in good faith with the Buyer by Company on behalf of Producer, subject to Producer approval and subject to a separate written agreement with the Buyer, including but not limited to the exploitation of further intellectual property, merchandising and any subsequent productions including but not limited to sequels, prequels, remakes and spinoffs, as well as the production of a feature film.

4.3 Each party's agreement with the Buyer shall be consistent with the terms herein, and negotiated in a manner to not frustrate the purpose of this Agreement between them.

4.4 The terms for each party as to both Company and Producer for any subsequent production of a feature film, sold by Company and based exclusively upon the material utilized in the Series, shall be the same as for a series, except for the fees to be negotiated separately, and all executive producer credits shall be producer credits and the producer credit for Russ Campbell shall be an executive producer credit, all in the main titles and in all non-excluded advertising.

5. Ownership 5.1 Producer retains all rights, title, and interest in and to the Project, subject to the Rights granted to Company herein.

5.2 Company acknowledges that nothing in this Agreement shall be construed to transfer ownership of the Project to Company.

6. Representations and Warranties 6.1 Producer represents and warrants that: (a) She owns all rights necessary to shop and develop the Project; (b) The Project does not infringe on the rights of any third party; and (c) She has the full authority to enter into this Agreement.

6.2 Company represents and warrants that: (a) It has the expertise and resources necessary to shop the Project; (b) It will act in good faith and in the best interests of the Project; and (c) It has the full authority to enter into this Agreement.

7. Miscellaneous 7.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, representations, and understandings and can only be superseded by a subsequent signed writing.

7.2 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles.

7.3 Any disputes arising under this Agreement shall be resolved through binding arbitration in accordance with the rules of IFTA, with the venue located in Los Angeles, California with the prevailing party entitled to receive reasonable attorney's fees and costs.

7.4 Company may freely assign the benefit of this Agreement without the further consent of Producer but upon such assignment shall provide written notice to Producer. Producer shall not have the right to assign this Agreement or any other agreement under which Producer rendered

services in connection with the Project with the exception of the right to assign financial entitlements which may be freely assigned upon notice to Company.

7.5 In the event of breach or alleged breach of this Agreement or any other agreement by Company, Producer shall be limited to the right to recover damages in an action at law and in no event shall Producer be entitled by reason of any breach or alleged breach to seek injunctive relief, to enjoin or restrain the distribution or other exploitation of the Project, which right is waived hereby.

7.6 This Agreement may be digitally executed and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A digital, facsimile, TIFF or a PDF signature conveyed via e-mail shall be treated as an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Producer:

Diana Zimmerman

By: Diana S. Zimmerman

Company:

Ambitious Entertainment Inc.,

Kirk Shaw

By: Kirk Shaw

Its: authorized signatory